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                                                                  Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Forest City Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the incorporation by reference of our report dated March 13, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, OH
May 1, 2002